UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2014

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52975	20-0573058
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Las Vegas Boulevard South Las Vegas, NV 89104
(Address of principal executive offices) (Zip Code)

(702) 383-5242
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 15, 2014, American Casino & Entertainment Properties LLC (the “Company”) entered into an amended and restated employment agreement with each of Frank V. Riolo, the Company’s Chief Executive Officer, Edward W. Martin, III, the Company’s Chief Financial Officer, and Phyllis A. Gilland, the Company’s Senior Vice President, General Counsel and Secretary.

The term of each employment agreement will commence on April 1, 2014 and continue until the executive’s separation from service.  Each employment agreement provides for, among other things:  (1) base salary at an annual rate of $600,000 for Mr. Riolo, $400,000 for Mr. Martin and $220,000 for Ms. Gilland, (2) an annual bonus, as may, from time to time, be determined in the sole discretion of the Company’s board of directors, and (3) participation in the Company’s benefit plans as generally made available from time to time to similarly situated employees.

Upon a termination of employment due to resignation by the executive without “good reason,” termination by the Company for “cause,” or failure to satisfy certain licensing requirements as set forth in the applicable employment agreement, each executive will be entitled to receive (1) due and unpaid base salary, (2) any earned bonus that is due and unpaid, (3) continued participation in the Company’s group medical plan pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1986 at the executive’s cost provided he or she is eligible for and timely elects to receive such coverage, and (4) incurred but unpaid business expense reimbursements (collectively, the “Accrued Benefits”).  Upon termination of employment due to death or disability, resignation by the executive with “good reason,” or termination by the Company without “cause” (any such termination, an “Involuntary Termination”), each executive will be entitled to receive (1) the Accrued Benefits, (2) a lump-sum severance payment equal to one year of base salary, payable on the 60th day following termination and (3) vesting and exercisability, as applicable, of any then-unvested equity awards in accordance with the W2007/ACEP Holdings, LLC 2013 Management Incentive Plan (the “Plan”) and applicable award agreements; provided that the severance payment and any equity treatment are subject to the delivery (and non-revocation) of an executed general release of claims.

During and, in the event of an Involuntary Termination, for six months after, employment, each executive will be subject to a covenant not to compete in the hotel or casino business in or within 100 miles of the Stratosphere Hotel and Casino.  In addition, during and for one-year after employment, each executive will be subject to a covenant not to solicit the advertisers, suppliers, vendors, clients, customers, independent contractors, brokers or employees of the Company or its subsidiaries or affiliates, and a covenant not to induce or advise any person not to do business with the Company or its subsidiaries or affiliates.

“Good reason,” as used in the employment agreements, is defined in accordance with the Plan and generally means the occurrence of any of the following:  (1) a material reduction in the executive’s duties, (2) a material reduction in the executive’s annual base salary rate, or (3) a relocation of the executive’s place of employment, by the Company, to more than 50 miles from the Company’s headquarters in Las Vegas, Nevada; provided, however, that the executive must give written notice to the Company of the applicable event within 90 days of the occurrence thereof, and the Company will have a period of 30 business days after receipt of such notice to cure the event, and in the event of cure (or the commencement of steps reasonably designed to result in a prompt cure), the executive’s assertion of “good reason” will be null and void.

“Cause,” as used in the employment agreements, is defined in accordance with the Plan and generally means the occurrence of any of the following:  (1) failure to perform the executive’s assigned duties, (2) chronic impairment due to alcohol or substance abuse, (3) conviction of a crime that could prohibit the executive from obtaining or maintaining any work card, license or finding of compliance suitability necessary for the executive to maintain employment with the Company, (4) being charged with a felony, (5) violation of a federal or state securities law or regulation, (6) attempted commission of, or participation in, a fraud or act of dishonesty against the Company, W2007/ACEP Holdings, LLC, any subsidiary of W2007/ACEP Holdings, LLC or certain clients or prospective clients, (7) intentional, material violation of any material contract or agreement between the executive and the Company, W2007/ACEP Holdings, LLC or any subsidiary of W2007/ACEP Holdings, LLC, (8) negligent conduct, error or omission in carrying out the duties required by the executive’s job description, (9) conduct that is reasonably expected to cause damage to the reputation of the Company or W2007/ACEP Holdings, LLC, (10) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the executive’s job description or loss of any governmental or self-regulatory license that is reasonably necessary for the executive to perform his or her duties or responsibilities to the Company or (11) any act or failure to act by the executive which causes any gaming or other regulatory authority having jurisdiction over the Company or W2007/ACEP Holdings, LLC to seek any redress or remedy against the executive, the Company, W2007/ACEP Holdings, LLC or any subsidiary of W2007/ACEP Holdings, LLC.

The foregoing summary of the employment agreements does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreements, which are filed as Exhibits 10.1, 10.2 and 10.3 to this Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of May 15, 2014, by and between the Company and Frank V. Riolo.

10.2	Amended and Restated Employment Agreement, dated as of May 15, 2014, by and between the Company and Edward W. Martin, III.

10.3	Amended and Restated Employment Agreement, dated as of May 15, 2014, by and between the Company and Phyllis A. Gilland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC
(Registrant)

Dated: May 16, 2014	By:	/s/ [Edward W. Martin, III]
		Name:	Edward W. Martin, III
		Title:	Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description

10.1	Amended and Restated Employment Agreement, dated as of May 15, 2014, by and between the Company and Frank V. Riolo.

10.2	Amended and Restated Employment Agreement, dated as of May 15, 2014, by and between the Company and Edward W. Martin, III.

10.3	Amended and Restated Employment Agreement, dated as of May 15, 2014, by and between the Company and Phyllis A. Gilland.